                                                                   EXHIBIT 10.12


                            SHARE PURCHASE AGREEMENT


THIS AGREEMENT made as of the 1st day of May, 2000.


BETWEEN:

                            SHIRLEY PITT ("Pitt"), of
                               19344 - 119B Avenue
                         Pitt Meadows, British Columbia
                                                               OF THE FIRST PART

                           STUART LYNNE ("Lynne"), of
                              35 Wilkes Creek Drive
                          Port Moody, British Columbia
                                                              OF THE SECOND PART

                           BRUCE BALDEN ("Balden"), of
                                331 Oxford Drive
                          Port Moody, British Columbia
                                                               OF THE THIRD PART

                           DONNA ALARIE ("Alarie"), of
                              35 Wilkes Creek Drive
                        Port Moody, British Columbia and
                                                              OF THE FOURTH PART

                          RICHARD PITT ("Richard"), of
                               19344 - 119B Avenue
                         Pitt Meadows, British Columbia

                                                               OF THE FIFTH PART

                           KENNETH CILLIS ("Ken"), of
                               2658 Burnside Place
                           Coquitlam, British Columbia

                                                               OF THE SIXTH PART

                          JACK VANDENAKKER ("Jack"), of
                              3085 Anmore Creek Way
                            Anmore, British Columbia


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                                      -2-

                                                             OF THE SEVENTH PART

                             TED POWELL ("Ted"), of
                              3331 West 8th Avenue
                           Vancouver, British Columbia

                                                              OF THE EIGHTH PART

                    REGULAR EXPRESSIONS INC. ("Regular"), of
                           Suite 1104 - 100 Park Royal
                            West Vancouver BC V7T 1A2

                                                               OF THE NINTH PART

                    FIREPLUG COMPUTERS INC. (the "Company"),
                        Suite 1104 - 100 Park Royal South
                            West Vancouver BC V7T 1A2

                                                               OF THE TENTH PART

                   (herein collectively called the "Vendors")


AND:

                                   LINEO, INC.
                               390 South 400 West
                               Lindon, Utah 84047
                                     U.S.A.


                         (herein called the "Purchaser")

                                                            OF THE ELEVENTH PART


WHEREAS:

A. Pitt, Balden, Alarie, Lynne, Cillis, Van den Akker, Powell, Regular Expressions and Richard are hereinafter referred to as the "Vendors";


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                                      -3-

B. The Vendors are the beneficial owners of all the issued and outstanding shares in the capital of Fireplug Computers Inc. (herein called the "Company"), being the following quantities and types:


       Shirley Pit t            100 Class "A" Voting with no par value;
       Stuart Lynne             100 Class "A" Voting with no par value;
       Bruce Balden             100 Class "A" Voting with no par value;
       Donna Alarie              56 Class "A" Voting with no par value;
       Richard Pitt              56 Class "A" Voting with no par value;
       Kenneth Cillis            19 Class "A" Voting with no par value;
       Jack VanDenAkker          17 Class "A" Voting with no par value;
       Ted Powell                 7 Class "A" Voting with no par value; and
       Regular Expressions Inc.   8 Class "A" Voting with no par value.

C. The Vendors have provided to the Purchaser and the Purchaser has relied upon the following financial information:

         (i) unaudited financial statements of the Company as at December 31, 1999, attached hereto as Schedule "A".

D. The Vendors have agreed to sell and the Purchaser has agreed to purchase 100% of the issued and outstanding shares in the capital of the Company being 463 shares with no par value (herein called the "Shares");


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                                      -4-

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, the covenants, agreements and warranties hereinafter set forth, it is hereby agreed as follows

1.       DEFINITIONS


As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Agreement" shall mean this Share Purchase Agreement, together with the Schedules, as the same may be updated or amended from time to time as provided herein.

         1.2 "Unaudited Financial Statements" shall mean the unaudited balance sheet of the Company at December 31, 1999, and the related unaudited statements of operations, changes in shareholders' equity and cash flows for the years then ended, including related footnotes, in each case which Unaudited Financial Statements are annexed as Schedule "A" to this Agreement.

         1.3 "Business" shall mean the Linux design and programming business of Fireplug Computers Inc.

         1.4 "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the State of Delaware, USA.


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                                      -5-

         1.5 "Buyer" shall have the same meaning as that set forth for "Purchaser"

         1.6      "Closing" shall have the meaning set forth in Section 8.1.

         1.7 "Closing Date" shall mean the date and effective time at which the Closing occurs.
         1.8 "Code" shall mean the United States of America Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

         1.9 "Company Affiliate" shall mean any affiliate of the Company other than the Vendors.

         1.10 "Company Shares" means all of the issued and outstanding shares of Fireplug Computers Inc.

         1.11 "Contract" shall mean any contract, agreement, indenture, note, bond, loan agreement, letter of credit agreement, line of credit agreement, instrument, lien, conditional sales contract, mortgage, franchise, commitment, obligation or other arrangement or agreement, but shall exclude leases of real or personal property and insurance policies.

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                                      -6-

         1.12 "Encumbrances" shall mean any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or other encumbrance of any kind.

         1.13 "Environmental Laws" shall mean all applicable provincial, national and local statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items of all authorities, and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of hazardous substances, including but not limited to those pertaining to reporting, licensing, permitting, investigating, and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances.

         1.14 "Family Member" shall mean with respect to a particular individual, such individual's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

         1.15 "Financial Statements" shall mean the Unaudited Financial Statements and the Interim Financial Statements of the Company.


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                                      -7-

         1.16 "GAAP" shall mean generally accepted accounting principles (as such term is used in the applicable country's professional accounting standards) from time to time in effect.

         1.17 "Hazardous Substance" shall mean any substance or waste which is listed as hazardous, regulated or toxic, or is a contaminant, pollutant or hazardous or toxic substance or waste under any Environmental Laws, or any substance or waste which has been determined at any time by regulation, ruling or otherwise by any Authority to be a contaminant, pollutant or hazardous or toxic substance and which shall include, without limitation, hazardous waste, any medical waste, biohazardous waste, industrial waste and special waste.

         1.18 "Intellectual Property" means each and every and any and all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, procedures, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, processes, designs, methodologies, computer programs (including all source codes) and related documentation, Linux embedded platforms and related documentation, technical information, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         1.19 "Knowledge" shall mean (i) in the case of any Vendor, knowledge of such Vendor, and if such Vendor is an entity, knowledge of any officer or director of such entity, (ii) in the case of the Buyer, knowledge of any officer or director of the Buyer, and (iii) in the case of the Company or any Subsidiary, knowledge of any officer or director of the Company. An individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) with respect to Sections 3.26 and 6.11 only, such individual would likely discover or otherwise become aware of such fact or other matter by exercising the care an ordinarily prudent person in a like position would exercise under similar circumstances.

         1.20 "Lineo Shares and Options" shall have the meaning set forth in Sections 3.1.2 and 3.1.3.



         1.21 "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets (including intangible assets), liabilities (contingent or otherwise), financial condition or results of operations of the Company, taken as a whole.

         1.22 "Permits" shall mean all permits, licenses and other approvals, certificates of need, accreditations, participation agreements, consents, authorizations, certificates of authority and orders.

         1.23 "Person" shall mean an individual, firm, trust, association, corporation, limited liability company, partnership, limited partnership, limited liability partnership, Authority or other entity.

         1.24     "Purchase Price" shall have the meaning set forth in Section
                  3.

         1.25 "Subsidiary" shall mean a corporation, partnership or other entity of which the Company (i) has the power to elect more than fifty percent (50%) of the board of directors or other governing authority either directly or indirectly or (ii) owns or controls more than fifty percent (50%) of the outstanding equity securities or equity interests either directly or through an unbroken chain of entities as to each of which fifty percent (50%) or more of the outstanding equity securities or equity interests is owned directly or indirectly by its parent.

         1.26 "Tax" or "Taxes" shall mean all taxes, levies, imposts, duties, excises, licenses and resignation fees, and charges of any kind or nature whatsoever including, without limitation, income tax withholding, unemployment and social welfare taxes, sales and use taxes and property taxes, and interest, penalties and additions to tax with respect to any of the above.

         1.27 "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment to such documents and any amendment of such documents.

         1.28 "U.S. Person" shall mean: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States;
                  (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

         1.29 "Undisclosed Liability" shall mean an obligation, indebtedness or liability of any nature (each of which, for purposes of this definition, is assumed to be material), which is not reserved against or disclosed on the Balance Sheet, or in the notes to the Balance Sheet or to the Interim Financial Statements, and which is not so reflected, reserved against or otherwise disclosed in this Agreement.

         1.30 "Vendor" and "Vendors" are identified in Section of the Preamble to this Agreement.

         1.31 "1934 Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

         1.32 Other Defined Terms. The terms defined in the first paragraph and in the whereas clauses shall have the meanings given to such terms in such paragraph and whereas clauses.

2        SALE AND PURCHASE

         2.1 The Vendor hereby agrees to sell and the Purchaser hereby agrees to buy the Shares on the terms and conditions herein contained.

PURCHASE PRICE

         2.2 The total consideration, being the Purchase Price shall be the sum of $1,200,000.00 (One Million Two Hundred Thousand Dollars) in the currency of the United States of America, which Purchase Price shall be paid as follows:


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                                      -12-

         2.2.1 on the date of closing the sum of $500,000.00 (Five Hundred Thousand Dollars) in lawful currency of the United States of America by delivery of a bank draft payable to the designated solicitor for the Vendors, David H. Stoller, "In Trust";

         2.2.2 allotment and issuance of 70, 000 Series D Preference Shares of the Purchaser with a current value of $420,000.00 (Four Hundred Twenty Thousand Dollars) in the currency of the United States of America, such shares to be convertible to the common shares of the Purchaser, at closing, to be issued in accordance with Schedule "E";

         2.2.3 Options to acquire 62,220 (Sixty-Two Thousand Two Hundred Twenty) common shares of the Purchaser currently valued at $6.00 (Six Dollars) per share in the currency of the United States of America with a strike price of $1.50 (One Dollar and Fifty Cents) in the currency of the United States of America, to be distributed pursuant to Schedule "E".

3        REPRESENTATIONS AND WARRANTIES OF THE DIRECTORS OF FIREPLUG COMPUTERS
         INC.


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                                      -13-

In order to induce the Purchaser to enter into and consummate this Agreement, the following representations and warranties are made to the Purchaser by the Directors of Fireplug Computers Inc.:

         3.1 The authorized capital of the Company is 6,000,000 (Six Million) shares as follows: 2,000,000 Class "A" Voting Shares with no par value;
                  3.1.1 2,000,000 Class "B" Non-Voting Shares with no par value; and
                  3.1.2 2,000,000 Class "C" Non-Voting Redeemable Preferred Shares with a par value of $1.00 each.

         3.2 The issued and outstanding shares in the capital of the Company are set forth in paragraph B of the preamble to this Agreement.

         3.3      The only Directors of the Company are Stuart Lynne and Richard
                  Pitt.

         3.4 The Company carries on business in the Province of British Columbia and does not carry on business in any other Province or Territory of Canada nor in any other country.

         3.5 There will be no restriction by the Company on the Vendors transferring of the legal and beneficial title and ownership of the Shares to the Purchaser at the time of closing.

         3.6 The Company has the corporate power to own the property owned by it and to carry on the business carried on by it and is duly qualified to carry on business in the Provinces of British Columbia.

         3.7 The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate or other power and authority:

                  3.7.1 to conduct its business as it is now conducted and to own or lease all of the properties owned or leased by it, and

                  3.7.2 in the case of the Company, to enter into and perform its obligations under this Agreement and to undertake the transactions contemplated hereby.

         3.8 True, correct and complete copies of the Memorandum of Association and Articles of Incorporation and Bylaws of the Company (or other constituting documents) as of the date of this Agreement have been previously delivered or made available to the Buyer.

         3.9 The corporate records and minute books of the Company contain complete, comprehensive and accurate minutes of all meetings and other corporate actions of the incorporators, directors, committees of directors and shareholders of the Company held, in the case of the Company, since its date of incorporation and the share certificate books and register of shareholders of the Company are complete and accurate, reflecting all transactions in the equity securities of the Company .

         3.10 The Company's share transfer records reflect fully all issuances, transfers and redemptions of the Company Shares since the date of incorporation.

         3.11 The Company is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions in which the ownership or lease of property by it or the conduct of its business makes such qualification necessary.,

         3.12 The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all requisite corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

         3.13 Assuming due execution and delivery by the other parties, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally.

         3.14 All outstanding capital shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and have in no case been issued in violation of any preemptive rights granted by the Company.

         3.15 All outstanding capital shares of the Company were authorized, offered, issued and sold in accordance with applicable law. The Company has capital shares in its treasury, but none have been repurchased pursuant to a promissory note that is not yet fully paid.

         3.16 There is no existing subscription, option, warrant, call, right, commitment or other agreement (whether statutory or contractual) to which the Company is a party requiring, and there are no convertible securities of the Company outstanding which upon conversion would require, directly or indirectly, the issuance of any additional capital shares of the Company or other securities convertible into or exercisable or exchangeable for capital shares of the Company or any other equity security of the Company, and there are no obligations (contingent or otherwise) of the Company

                  3.16.1 to repurchase, redeem or otherwise acquire any outstanding capital shares of the Company or

                  3.16.2 except for guarantees of obligations of, or loans and advances to, the Company provide funds to, or make investments in, or provide any guarantee with respect to the obligations of, any other Person.

         3.17 There are no bonds, debentures, notes, lines of credit, letters of credit, or other indebtedness issued and outstanding having the right to vote on any matters on which the Company's shareholders may vote.

         3.18 The Company Shares to be sold pursuant to this Agreement constitute all of the issued and outstanding capital shares of the Company.

         3.19 The Company has granted no Person any registration rights in respect of capital shares of the corporation or securities convertible into or exercisable or exchangeable for capital shares of the Company.

         3.20 Each Vendor is the sole record owner of the shares of the Company listed beside such Vendor's name in Section B of the preamble to this Agreement.

         3.21 Except as provided herein, the execution and delivery of this Agreement, the compliance with and performance of the terms and provisions of this Agreement, and the consummation of the transactions contemplated herein by the Company will not

                  3.21.1 conflict with or result in the contravention or breach of the terms, conditions or provisions of,

                  3.21.2 constitute a default (or an event which, with notice, lapse of time, or both, would constitute a default) under,

                  3.21.3   result in any violation of,

                  3.21.4 require the obtaining of any consent or approval of, the taking of any action of, the making of any filing with, or the giving of any notice to, any Person (except such consents, approvals, actions, filings and notices that will have been obtained, taken, made, given or effectively waived prior to the Closing, as a result of or under the terms of,

                  3.21.5 result in or give to any Person any right of termination, cancellation, acceleration, modification, or increased or accelerated rights, entitlements or payments under, or

                  3.21.6 result in the creation or imposition of any Encumbrance upon the Company or any of their respective assets or the Company Shares under:

                           the Charter of the Company or any resolutions adopted by the shareholders or the Board of Directors or any committee of the Board of Directors of the Company;

                           any order, judgment, decree, license, permit, statute, law, rule, or regulation to which the Company or any of its respective assets is subject; or any provision of any Contract to which the Company is party or by which the Company or any of their respective assets is bound except, in the case of clauses 4.19.6B and Schedule "C", for any such violations, breaches, defaults, terminations, cancellations or accelerations which in the aggregate would not be reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

         3.22 No Permit by or from, or declaration, filing or registration with, or notification to, any Authority is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby except where the failure to obtain the Permit, or make the declaration, filing, registration, or notification would not have a Material Adverse Effect or a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

         3.23 Except as set forth in this Agreement there is no action, suit, proceeding or investigation in progress or pending or, to the Knowledge of the Company, threatened or contemplated, at law or in equity, in any court or before or by any Authority against or relating to the Company or any of their respective properties, or the conduct of the Company's business as currently operated or contemplated to be operated, which in any case would be reasonably likely to have a Material Adverse Effect or a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

         3.24 There is not currently outstanding against the Company any judgment, decree, injunction, ruling or order of any Authority which, insofar as it can be reasonably foreseen, individually or in the aggregate, would have a Material Adverse Effect.

         3.25 Schedule "A" identifies the Financial Statements that have been furnished to the Buyer. The Financial Statements:

                  3.25.1 have been prepared based upon, and are consistent with, the books and records of the Company (which books and records are correct and complete in all material respects), and

                  3.25.2 fairly present the financial position, results of operations, changes in shareholders' equity and cash flows of the Company as of the dates and for the periods set forth in such Financial Statements, in accordance with applicable country GAAP applied consistently throughout the periods involved, except normal year-end audit adjustments with respect to the Interim Financial Statements.

         3.26 The balance sheets included in the Financial Statements accurately reflect all properties and assets of the Company, whether real, personal or mixed, which are required to be reflected on such balance sheets in accordance with applicable country GAAP, consistently applied.

         3.27 The Company has no Undisclosed Liabilities outstanding on the date of this Agreement, whether due or to become due, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect.

         3.28 The Company has complied with, and are not in violation of, and have not received any notices of violation with respect to, any national, provincial or local statute, law, regulation or ordinance with respect to the conduct of their business, or the ownership or operation of their business, except for failures to comply or violations that would not be reasonably likely to have a Material Adverse Effect.

         3.29 Since the date of the Financial Statements, except as contemplated by this Agreement, there has not been, occurred or arisen:

                  3.29.1 any change, destruction or loss not covered by insurance with respect to the Company having a Material Adverse Effect;

                  3.29.2 any material change by the Company in its accounting methods, principles or practices;

                  3.29.3 any material revaluation of any of the assets of the Company, including, without limitation, writing down the value of inventory; or

                  3.29.4 any other event that resulted in a Material Adverse Effect.

         3.30 Except as set forth in Schedule "F", to the Knowledge of the Company,

                  3.30.1 No Vendor, and no Family Member, Affiliate or Associate of any Vendor (other than the Company),

                  3.30.2 No Officer, director or other Affiliate of the Company ("Company Affiliate"), and

                  3.30.3 No Associate or Family Member of any Company Affiliate ("Related Party") directly or indirectly

         3.31 sells to or purchases from the Company any products or services in any material amount,
         3.32 has any interest in any corporation, partnership, limited liability company, proprietorship or other entity which sells to or purchases from the Company any products or services in any material amount,

         3.33 has any cause of action or claim against the Company in any material amount; or

         3.34 has a beneficial interest in any Contract to which the Company is a party or which binds it or its assets.

         3.35 The Company is not indebted, either directly or indirectly, to any Related Party in any amount other than current obligations for payments of salaries, bonuses and other fringe benefits for past services rendered and recorded on the books of the Company; except as set forth in Schedule "A" and as follows:

                  3.35.1   Loan from Regular Expressions Ltd. $27,100.00; and

                  3.35.2   Loan from Stuart Lynne       $35,623.85.

         3.36 The Company is not indebted to any Vendor in any amount for any management or other fees.


         3.37 The liabilities, contingent or otherwise, of the Company which are not disclosed or reflected in Schedule "A" do not exceed $50,000.00 in Canadian funds.

         3.38 The Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm, or corporation.

         3.39 There are monies owing to Richard which will be offset against his indebtedness to the Company.

         3.40 No dividends or other distribution on any shares in the capital of the Company have been made, declared or authorized since December 1, 1999.

         3.41 Other than as provided on Schedule "A", no payments of any kind have been made or authorized since December 31, 1999 to or on behalf of the Vendors or to or on behalf of officers, directors, shareholders or employees of the Company or under any management agreements with the Company save and except in the ordinary course of business and at the regular rates of salary or management fees payable to them.

         3.42     The Company has no leases of equipment or property.

         3.43 The Company is not a citizen or resident of the United States of America nor has a permanent establishment therein in the last five years.

         3.44 The Company does not maintain and has never maintained a Permanent Establishment, as defined in the Code, in the United States of America and the Company has never filed or is required to file a tax return with the IRS.

         3.45     The Company is not a party to any oral or written:

                  3.45.1   union or collective bargaining agreement,

                  3.45.2 agreement with any officer or other key employee of the Company, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a change in control of the Company or other transaction involving the Company of the nature contemplated by this Agreement,

                  3.45.3 agreement with any officer of the Company providing any term of employment or compensation guarantee,

                  3.45.4 agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; or

                  3.45.5 agreement or commitment to provide health care, life insurance or other benefits after termination of employment.

         3.46     The Company has:

                  3.46.1 filed when due (after taking into account applicable extensions) with the appropriate agencies all Tax Returns, with the exception of Income Tax Returns required to be filed by them, and

                  3.46.2 paid when due and payable all Taxes owed by them or, to the extent of Taxes not yet due and payable, have accrued or otherwise adequately reserved on the Financial Statements in material compliance with applicable country GAAP for the payment of such Taxes not yet due and payable.

         3.47 All such Tax Returns are correct and complete in all material respects.

         3.48 Complete and, subject to the filing of the Income Tax Returns, accurate copies of such Tax Returns due or filed for the past three years have been furnished or made available to the Buyer.

         3.49

         3.50 Under the provisions of the INCOME TAX ACTS of Canada and British Columbia the Company has always been a Canadian-controlled private corporation.

         3.51     The Company has not prior to the date hereto:

                  3.51.1 made any election under Section 85 of the INCOME TAX ACT (Canada) with respect to the acquisition or disposition of any property;

                  3.51.2 made any election under Sections 83 of the INCOME TAX ACT (Canada);

                  3.51.3 acquired any property from a person with whom it was not dealing at arm's length; or

                  3.51.4 disposed of anything to a person with whom the Company was not dealing at arm's length for proceeds less than the fair market value thereof.

         3.52 The Company has made all elections required to be made under the INCOME TAX ACT of Canada in connection with any distributions by the Company and all such elections were true and correct.

         3.53 Subject to the filing of the Income Tax Returns, there are no Taxes assessed or, to the Knowledge of the Company, asserted in respect of any Tax Returns filed by the Company or claimed to be due by any taxing authority or otherwise that are not accrued or adequately reserved for on the Financial Statements in accordance with GAAP.

         3.54 The Company is not a party to any action or proceeding, and to the Company's Knowledge, no action or proceeding is threatened or contemplated, for the assessment or collection of any Taxes, and the Company has received no deficiency notices or reports in respect of any Tax.

         3.55 To the Knowledge of the Company, no Tax Return of the Company is currently being audited or is scheduled for future audit by any Authority.

         3.56 Schedule "C" to this Agreement sets forth each of the following Contracts to which the Company is a party:

                  3.56.1 any Contract for borrowed money or deferred portion of purchase price;

                  3.56.2 any loan agreement, credit agreement, promissory note, guarantee, indenture,

                  3.56.3 subordination agreement, letter of credit, use of credit, interest rate or foreign

                  3.56.4 currency protection agreement or any other similar type of Contract;

                  3.56.5 any consulting or other Contract with attorneys, accountants, actuaries, appraisers, investment bankers, lobbyists, government relations' persons or other professional advisers providing for total payments equal to or in excess of Twenty Five Thousand Dollars (USD $25,000) and that cannot be terminated by the Company without penalty on 30 days or less notice;

                  3.56.6 any Contract (except for Contracts with customers) which, in whole or in part,

                  3.56.7 presently restricts or precludes the Company or any present or future Subsidiary or Affiliate of the Company from conducting any business anywhere in the world, or

                  3.56.8 upon the occurrence of any event, the giving of notice or the passage of time, by its terms would have such an effect;

                  3.56.9 any Contract that involves aggregate payments by or to the Company in excess of Twenty Five Thousand Dollars (USD $25,000) and that cannot be terminated by the Company without penalty on 30 days or less notice; and

                  3.56.10 any indemnification agreement (except those entered into in the ordinary course of business), guaranty or power of attorney granted to any Person (other than the Company).

         3.57 The Company has delivered or otherwise made available to the Buyer true, correct and complete copies of the Contracts set forth in Schedule "C" of this Agreement, and all other contracts, together with all amendments, waivers, modifications, supplements or side letters affecting the obligations of any party under such Contracts.

         3.58 Except as set forth opposite or otherwise as part of the description of such Contract:

                  3.58.1 No party to any Contract listed in Schedule "C" has given to the Company notice of any breach or default under any such Contract by the Company, which has not been cured or waived;

                  3.58.2 The Company is not in violation or breach of or default of any material term under any Contract listed in Schedule "C" in any respect or, with notice or lapse of time or both, would be in violation or breach of or default under any such Contract;

                  3.58.3 To the Knowledge of the Company no other party to any such Contract is in violation or breach of or default under any such Contract or, with notice or lapse of time or both, would be in violation or breach of or default under any such Contract; and

                  3.58.4 No consent by or of any party to any Contract listed in Schedule "C" is required in order to consummate the transactions contemplated by this Agreement without causing a breach or violation of or a default under such Contract.

         3.59 The Company either has all right, title and interest in (free and clear of all Encumbrances), or a valid and binding license to use, all of the Intellectual Property used by the Company in the conduct of their respective businesses, except to the extent that the failure to have such rights have not had and would not be reasonably likely to have a Material Adverse Effect.

         3.60     Except as disclosed herein,

                  3.60.1 all registrations with and applications to Authorities in respect of such Intellectual Property are valid and in full force and effect,

                  3.60.2 the Company has and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their respective trade secrets which Company or the Subsidiary considers to be material, and

                  3.60.3 the Company is not, and the Company has not received any notice that it is in violation or breach of or default under (or with the giving of notice or lapse of time or both, would be in violation or breach of or default under) any license to use such Intellectual Property, except to the extent that the failure to have such rights has not had and would not be reasonably likely to have a Material Adverse Effect.

         3.61 The Company has not, and no Subsidiary has, received notice that the Company is infringing any Intellectual Property of any other Person.

         3.62 No claim is pending or, to the Knowledge of the Company, has been made to such effect that has not been resolved.


         3.63 To the Knowledge of the Company , the Company is not infringing any Intellectual Property rights of any other Person, which infringement would be reasonably likely to have a Material Adverse Effect.

         3.64 The Company has received letters of breach of intellectual property rights from several sources regarding their operation of an ISP, and all offending material has been removed from the ISP.

         3.65 Except where any such matters or violations would, individually or in the aggregate, not be reasonably expected to have a Material Adverse Effect:

                  3.65.1 the Company has not generated, used, manufactured, processed, distributed, handled, transported, treated, stored, released or disposed of, and has not suffered or permitted anyone else to generate, use, manufacture, process, distribute, handle, transport, treat, store, release or dispose of, any Hazardous Substance in violation of any Environmental Laws;

                  3.65.2 there has not been any generation, use, manufacture, processing, distribution, handling, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business or the use of any property or facility leased or owned by the Company , or to the Knowledge of the Company , any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Environmental Laws or which would require reporting to or notification of any Authority;

                  3.65.3 to the Knowledge of the Company, no friable asbestos or polychlorinated biphenyl, and no underground storage tank, is contained in or located at any property or facility of the Company ;

                  3.65.4 any Hazardous Substance handled or dealt with in any way in connection with the Business has been and is being handled or dealt with in compliance with any Environmental Laws;

                  3.65.5 there are no investigations, proceedings, actions, orders, claims or notices that are pending, anticipated or, to the Knowledge of the Company threatened or contemplated against the Company or involving the Business and relating to Environmental Laws; and

                  3.65.6 the Company has not received, and no Subsidiary has received, any notice of, and the Company does not have Knowledge of, and no Subsidiary has Knowledge of, any facts which relate to the ownership or operation of the Business or any of the properties or facilities of the Company and that might constitute a violation of any Environmental Laws.

         3.66 No broker, agent, finder, consultant or other Person has been retained by, or has acted on behalf of the Company (other than legal and accounting advisors) or is entitled to be paid based upon any agreements or understandings made by such parties in connection with the transactions contemplated by this

                  Agreement, and neither the Buyer nor the Company shall have any liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration payable by reason of any action of the Company.

         3.67 The accounting books, minute books, share transfer records, and other records of the Company, all of which have been made available to the Buyer, are complete and correct in all material respects and to the Knowledge of the Company, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the 1934 Act (regardless of whether or not the Company is subject to that Section), including the maintenance of an adequate system of internal controls.

         3.68 At the Closing, all such books and records will be in the possession of the Company.

         3.69     There is no real property owned by the Company .

         3.70 The Company owns all the properties and assets (whether tangible or intangible) that it purports to own located in the facilities operated by the Company or reflected as owned in the books and records of the Company or such Subsidiary, including all of the properties and assets reflected in the Balance Sheet and the Interim Financial Statements (except for assets held under capitalized leases disclosed or not required to be disclosed and personal property sold since the date of the Balance Sheet and the Financial Statements, as the case may be, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the ordinary course of business and consistent with past practice).

         3.71 All of the assets related to the business of the Company shall remain the property of the Company, with the exception of those set forth in schedule "D"..

         3.72 To the Knowledge of the Company, the equipment of the Company is in good operating condition and repair, and are adequate for the uses to which they are being put.

         3.73 All accounts receivable of the Company that are reflected on the Balance Sheet (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business.

         3.74 Unless paid before the Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the

                  Balance Sheet or the Interim Financial Statements, except as disclosed in Schedule "C" to this Agreement.

         3.75 The Company does not maintain inventory in the odinary course of its business and has no inventory at the Closing Date.

         3.76     The Company does not maintain insurance.

         3.77 Except as disclosed in this Agreement, the Company has not, and no director, officer, agent or employee of the Company, or any other Person associated with or acting for or on behalf of the Company has, directly or indirectly:

                  3.77.1 made any bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services

                  3.77.2   to obtain favourable treatment in securing business,

                  3.77.3   to pay for favourable treatment for business secured,

                  3.77.4 to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate, or

                  3.77.5   in violation of any legal requirement, or

                  3.77.6 established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         3.78 No representation or warranties of the Company fail to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         3.79 There is no fact known to the Company that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company (on a consolidated basis) that has not been set forth in this Agreement.

4        REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL VENDORS

         4.1 Each individual Vendor represents and warrants for himself that he has the full power and capacity necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein.

         4.2 This Agreement has been duly executed and delivered by each individual Vendor and, assuming due execution and delivery by the other parties, constitutes the legal, valid and binding obligation of such Vendor, enforceable against such Vendor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally.

         4.3 Each individual Vendor warrants, for himself, that there is no existing subscription, option, warrant, call, right, commitment or other agreement (whether preemptive or contractual) to which such Vendor is a party requiring, and there are no convertible securities of the Company owned or held by such Vendor which upon conversion would require, directly or indirectly, the issuance of any additional capital shares of the Company or other securities convertible into or exercisable or exchangeable for capital shares of the Company or any other equity security of the Company, and there are no obligations (contingent or otherwise) of such Vendor to purchase or otherwise acquire any outstanding capital shares of the Company.

         4.4 The Company Shares to be sold by such Vendor pursuant to this Agreement will be delivered to the Buyer free and clear of all Encumbrances (except Encumbrances arising out of, under or in connection with this Agreement), and such delivery will not be in violation of any preemptive rights.

         4.5 Each individual Vendor is the sole beneficial owner of the Company Shares listed beside such Vendor's name on Exhibit A, and has the full legal right and power to sell, convey, transfer, and assign such Company Shares to the Buyer pursuant to this Agreement.

         4.6 Each individual Vendor is not a party to any shareholder agreement, voting agreement, voting trust, proxy or other agreement with respect to the voting or transfer of the Company Shares.

         4.7 Each individual Vendor warrants for himself that no Person (other than the Buyer as provided in this Agreement) has any agreement or option or any right or privilege (whether preemptive or contractual) capable of becoming an agreement or option for the purchase from such Vendor of any of the Company Shares being transferred by such Vendor to the Buyer pursuant to this Agreement.

         4.8 Each individual Vendor warrants for himself that he has no knowledge of any action, suit, proceeding or investigation in progress or pending to the Knowledge of such Vendor which affects the Vendor's ability to transfer to the Buyer the Corporate Shares to be sold by such Vendor, free and clear of all claims or encumbrances whatsoever.

         4.9 Each individual Vendor warrants for himself that no broker, agent, finder, consultant or other Person has been retained by, or has acted on behalf of such

                  Vendor (other than legal and accounting advisors) or is entitled to be paid based upon any agreements or understandings made by such parties in connection with the transactions contemplated by this Agreement. Neither the Buyer nor the individual Vendor or the Company shall have any liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration payable by reason of any action of such Vendor.

         4.10     Each individual Vendor warrants that he is not a U.S. Person.

5        INDIVIDUAL VENDOR'S REPRESENTATIONS AND WARRANTIES

         5.1 Each individual Vendor purports and warrants that neither he, nor his spouse, nor any Company controlled by him or his spouse, owns any property or assets which are used by the Company or are necessary or useful in the conduct of its business.

         5.2 The representations, warranties, covenants and agreements by the individual Vendors contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time.

                  Notwithstanding any investigations or enquiries made by the Purchaser prior to closing or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the individual Vendors shall survive the closing date and notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect. In the event that any of the said representations and warranties are found to be incorrect or there is a breach of any covenants or agreement of the individual Vendors, which incorrectness or breach shall result in any loss or damage sustained directly or indirectly by the Purchaser then the individual Vendor concerned in such incorrectness or breach shall pay the amount of such loss or damage to the Purchaser within 30 days of receiving notice thereof provided that the Purchaser shall not be entitled to make any claim unless the loss or damage suffered shall exceed the amount of $1,000.00 (One Thousand Dollars) in Canadian funds.

         5.3 Each individual Vendor warrants for himself that he is a resident of Canada within the meaning of the Income Tax Act.

6        PURCHASER'S REPRESENTATIONS AND WARRANTIES

In order to induce the Vendors to enter into and consummate this Agreement, the Purchaser represents and warrants to and covenants with the Vendors as follows:

         6.1 The Purchaser is a company duly incorporated under the laws of the State of Delaware, is not a reporting company, is a valid and subsisting company, and will be in good standing in the Office of the Registrar of Companies of the State of Delaware;

         6.2 The Company carries on business in the State of Utah and the United States of America and does not carry on business in any Province or Territory of Canada;

         6.3 The Purchaser has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares and Options to the Vendors as set forth in Paragraph 2 of this agreement;

         6.4 No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Lineo Shares and Options;

         6.5 The Purchaser shall transfer the Lineo Shares and Options to the Vendors in accordance with Schedule "E" and such Shares and Options shall be registered on the books of the Purchaser in the names of the Vendors at the time of closing;

         6.6 The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct as of the date of the Agreement and shall be true and correct as of the date of closing as if made by the Purchaser on the closing date;

         6.7 The Purchaser or its nominees shall issue at the time of closing the Lineo Shares and Options forming part of the Purchase Price as set forth in PARAGRAPHS 2 .1.2, 2.1.3 and Schedule "E" herein. of this agreement;

         6.8 The representations, warranties, covenants and agreements by the Purchaser contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or enquiries made by the Vendors prior to closing or the waiver of any condition by the Vendors, the representations, warranties, covenant and agreement of the Purchasers shall survive the closing date and notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect. In the event that any of the said representations and warranties are found to be incorrect or there is a breach of any covenants or agreement of the Purchaser, which incorrectness or breach shall result in any loss or damage sustained directly or indirectly by the Vendors then the Purchaser shall pay the amount of such loss or damage to the Vendors within 30 days of receiving notice thereof, provided that the Vendors shall not be entitled to make any claim unless the loss or damage suffered shall exceed the amount of $1,000.00 (One Thousand Dollars) in Canadian funds.

7        CONDITIONS PRECEDENT FOR PURCHASER

All obligations of the Purchaser under this Agreement are subject to the fulfilment, prior to closing, of each of the following conditions:

         7.1 Richard Pitt, Stuart Lynne and Bruce Balden shall have been offered employment contracts with the Purchaser.

         7.2 The Vendors shall transfer the Shares to the Purchaser and such Shares shall be registered on the books of the Company in the name of the Purchaser at the time of closing.

         7.3 The representations and warranties of the Vendors set forth in this Agreement shall be true and correct as of the date of the Agreement and shall be true and correct as of the date of closing as if made by the Vendors on the closing date.

         7.4 The foregoing conditions in this section are inserted for the exclusive benefit of the Purchaser and may be waived by it in whole or in part at any time.

8        CONDITIONS PRECEDENT FOR VENDORS

         8.1 The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct as of the date of closing as if made by the Purchaser on the date of closing.

         8.2 The following persons shall have been offered and shall have accepted Contracts of Employment with the Purchaser:

                    Stuart Lynne;
                    Richard Pitt; and
                    Bruce Balden.

         8.3 The Vendors shall acquire at the time of closing that portion of the Purchase Price consisting of the Lineo Shares and Options in the capital of the Purchaser pursuant to PARAGRAPH 2.1, such Shares and Options to be allotted and issued from treasury and allocated as set forth on Schedule "E".

         8.4 The cash portion of the Purchase Price shall be paid in accordance with Section 2 of this Agreement.

         8.5 The Purchaser shall pay the Vendor's closing costs, including legal costs.

         8.6 The foregoing conditions in this section are inserted for the exclusive benefit of the Vendors and may be waived by them in whole or in part at any time.

9        CLOSING

         9.1 The sale and purchase of the Shares and the other transactions contemplated by this Agreement shall be closed at the offices of David H. Stoller. Barrister and Solicitor, Suite 1104 - 100 Park Royal South, West Vancouver, British Columbia V7T 1A2, Canada at 11:00 a.m. (Pacific Daylight Time) on May 1, 2000 or on such other date or at such other place as may be agreed upon, which date is referred to herein as the "date of closing" and "closing date" and which time is referred to herein as "closing" and "time of closing".

         9.2 The Vendors shall have caused to be delivered to the Purchaser an opinion of the solicitors for the Company in form and substance satisfactory to the Purchaser's solicitors, dated the closing date to the effect that:

                  9.2.1 the Company is duly organized and validly existing under the laws of the Province of British Columbia, is in good standing in the Office of the Registrar of Companies of British Columbia;

                  9.2.2 all necessary steps and corporate proceedings have been taken to permit the Shares to be duly and validly transferred to and registered in the name of the Purchaser;

                  9.2.3 the number of authorized and issued shares in the capital of the Company are as warranted by the Vendor and all issued shares are duly authorized, validly issued and outstanding as fully paid and non-assessable; and

                  9.2.4 based on knowledge and belief, such solicitors know of no claims, judgment, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against the Company which might materially affect any business, properties, assets, prospects of conditions, financial or otherwise of the Company or which could result in any material liability to the Company.

         9.3 The Purchaser shall transfer or provide the share certificates and options as required to the Vendors in accordance with Schedule "E", and such compensation shall be registered on the books of the Purchaser in the names of the Vendors as set forth on Schedule "E".

         9.4 At the Closing, the Vendors shall deliver or cause to be delivered to the Purchaser:

                  9.4.1 all deeds of conveyance, transfer of the Shares, and Share Certificates properly endorsed on the reverse, in form and content satisfactory to the Purchaser's counsel, appropriate to effectively vest a good and marketable title to the Shares in the Purchaser to the extent contemplated by this Agreement;

                  9.4.2 all consents or approvals required to be obtained by the Vendors for the purpose of validly transferring the Shares and the Company;

                  9.4.3 new share certificates in the name of the Purchaser representing the Shares transferred;

                  9.4.4    the opinion of the solicitor for the Company;

                  9.4.5 duly executed releases of, or evidence to the reasonable satisfaction of the Purchaser as to the discharge of any and all liabilities to Shareholders which the Purchaser has not agreed to assume; and

                  9.4.6 certified copies of such resolutions of the Shareholders and directors of the Company as are required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendors hereto.

         9.5 At the time of Closing, the Purchaser shall deliver or cause to be delivered to the Vendors:

                  9.5.1 a Banker's Draft payable to David H. Stoller In Trust for that portion of the Purchase Price payable in cash;

                  9.5.2 all documents required to convey the Lineo Shares and Options to the Vendors; and


                  9.5.3    the legal opinion as required.

         9.6 The parties will sign and deliver such further documentation as may be required to fulfil their obligations pursuant to the terms of this Agreement.


10       NOTICES

         10.1 All notices, requested, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, faxed or mailed postage prepaid addressed as follows:

                  To the Vendors:   At the addresses set forth on page 1 of this
                                    Agreement;
                  To the Purchaser: At 390 South 400 West, Lindon, Utah 84042,
                                    U.S.A. Facsimile number (801) 426-6166

                  or to such other address as may be given in writing by the Vendors or the Purchaser, and shall be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid at Vancouver, British Columbia then on the next business day following the posting thereof.

11       PARTIES IN INTEREST

         11.1 This Agreement shall enure to the benefit of and shall be binding upon the Vendors, their heirs, executors, administrators and assigns and the Purchaser and its successors and assigns.

12       GENERAL

         12.1     Time shall be of the essence of this Agreement.

         12.2 The waiver by any party of any breach of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach unless in writing and signed by and on behalf of the parties hereto.

         12.3 This Agreement embodies the entire understanding between the parties hereto and there are no promises, terms, conditions or obligations, oral or written, express or implied, other than those contained herein.

         12.4 Any dispute between the parties to this Agreement may be referred to a single arbitrator in accordance with the provisions of the Commercial Arbitration Act, R.S.B.C. 1996, as amended.

         12.5 In this Agreement, wherever the masculine is used, such use shall include the feminine.

         12.6 Any part of this Agreement that is found to be invalid or unenforceable for any reason shall, wherever possible, be severable from the Agreement and shall not in any way prejudice the validity or enforceability of the remainder.

         12.7 This Agreement shall be construed and governed in all respects by the laws of the State of Delaware, and the forum of conveyance shall be British Columbia.

13       SCHEDULES

The following schedules are annexed to, and form part of, this Agreement:

Schedule "A" Financial Statements of Fireplug Computers Inc. dated December 31, 1999;

Schedule "B" Liens, Mortgages and Other Encumbrances to the Assets of Fireplug Computers Inc.
Schedule "C" Particulars of Accounts Receivable from DVD Technologies, Inc. and Sierra;
Schedule "D" Assets presently owned by Fireplug Computers Inc. which do not form part of the Assets subject to this sale;
Schedule "E" Distribution of Shares and Options Among Vendors.
Schedule "F" List of Current Suppliers

             IN WITNESS WHEREOF the Vendors and the Purchaser have duly executed this Agreement this 1st day of May, 2000.



SIGNED, SEALED AND DELIVERED         )
by  SHIRLEY PITT in the              )
presence of:                         )  _________________________
                                     )  SHIRLEY PITT
______________________________       )
                                     )



SIGNED, SEALED AND DELIVERED         )
by  STUART LYNNE in the              )
presence of:                         )  _________________________
                                     )  STUART LYNNE
______________________________       )



SIGNED, SEALED AND DELIVERED         )
by  BRUCE BALDEN in the              )
presence of:                         )  _________________________
                                     )  BRUCE BALDEN
______________________________       )

SIGNED, SEALED AND DELIVERED         )
by  DONNA ALARIE in the              )
presence of:                         )  _________________________
                                     )  DONNA ALARIE
______________________________       )



SIGNED, SEALED AND DELIVERED         )
by  RICHARD PITT in the              )
presence of:                         )  _________________________
                                     )  RICHARD PITT
______________________________       )



SIGNED, SEALED AND DELIVERED         )
by  KENNETH CILLIS in the            )
presence of:                         )  _________________________
                                     )  KENNETH CILLIS
______________________________       )



SIGNED, SEALED AND DELIVERED         )
by  JACK VANDENAKKER in the          )
presence of:                         )  _________________________
                                     )  JACK VANDENAKKER
______________________________       )



SIGNED, SEALED AND DELIVERED         )
by  TED POWELL in the                )
presence of:                         )  _________________________
                                     )  TED POWELL
______________________________       )



SIGNED, SEALED AND DELIVERED         )  REGULAR EXPRESSIONS INC.

On behalf of REGULAR EXPRESSIONS INC.  )  per:
In the presence of:                    )
                                       )
                                       )
______________________________         )  _________________________
                                          Authorized Signatory



SIGNED, SEALED AND DELIVERED           )  FIREPLUG COMPUTERS INC.
On behalf of  FIREPLUG COMPUTERS INC.  )  per:
In the presence of:                    )
                                       )
                                       )
______________________________         )  _________________________
                                          Authorized Signatory



SIGNED, SEALED AND DELIVERED           )  LINEO, INC.
On behalf of LINEO, INC.               )  per:
In the presence of:                    )
                                       )
                                       )
______________________________         )  _________________________
                                          Authorized Signatory